CUC INTERNATIONAL INC. AND SUBSIDIARIES

EXHIBIT 15-LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

September 1, 1995

Shareholders and Board of Directors
CUC International Inc.

We   are   aware  of  the  incorporation  by  reference  in   the
Registration Statements (Form S-8s: Numbers 2-91291, 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823, 33-
48175,  33-58896,  33-91656, 33-74068,  33-74066,  33-91658,  33-
75684, 33-80834 and 33-93372) of CUC International Inc. for the CUC International Inc. Employee Stock Purchase Plan, the CUC International Inc. 1985 Non-Qualified Stock Option Plan, the CUC International Inc. 1985 Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the
CUC   International  Inc.  1987  Stock  Option  Plan,   the   CUC
International  Inc. 1987 Stock Option Plan as  amended,  the  CUC
International  Inc. 1987 Stock Option Plan as  amended,  the  CUC
International  Inc.  1990  Directors'  Stock  Option  Plan,   the
Entertainment Publications, Inc. 1988 Non-Qualified Stock  Option
Plan,   the   CUC  International  Inc.  1992  Bonus  and   Salary
Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC
International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. Savings Incentive Plan, and the CUC
International   Inc.   1994   Directors   Stock   Option    Plan,
respectively,  and  in  the Registration Statements  (Form  S-3s:
Numbers 33-30306, 33-47271 and 33-58598) of CUC International Inc. for the registration of 738,057 shares, 3,450,000 shares and 331,797 shares, respectively, of its common stock, as adjusted to give effect to the three-for-two stock split effective June 30, 1995 of our report dated August 29, 1995 relating to the unaudited condensed consolidated interim financial statements of CUC International Inc. which are included in its Form 10-Q for the quarter ended July 31, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                          ERNST & YOUNG LLP


Stamford, Connecticut